AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement (this “Amendment”), effective as of February 28, 2007, is made by and among THE TORO COMPANY, a Delaware corporation (“Toro”), TORO CREDIT COMPANY, a Minnesota corporation, TORO MANUFACTURING LLC, a Delaware limited liability company, EXMARK MANUFACTURING COMPANY INCORPORATED, a Nebraska corporation, TORO INTERNATIONAL COMPANY, a Minnesota corporation, TOVER OVERSEAS B.V., a Netherlands company, and TORO FACTORING COMPANY LIMITED, a Guernsey, Channel Islands company (all of the foregoing, collectively, the “Borrowers”), each lender from time to time party hereto (collectively the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”).

WHEREAS, the Borrowers, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of September 8, 2004 (as amended by Amendment No. 1 to Credit Agreement dated as of October 25, 2005 and Amendment No. 2 to Credit Agreement dated as of January 10, 2007, as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated or amended and restated, the “Credit Agreement” (capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrowers a revolving credit facility (including a letter of credit facility and a swing line facility); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Required Lenders (i) waive the Default (resulting from the Borrowers’ failure to accurately account deferred compensation plans on the financial statements required by the Credit Agreement), and (ii) amend certain provisions of the Credit Agreement as set forth herein;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Amendment and to make this Amendment valid and binding have been complied with or have been done or performed;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Waiver and Consent. On February 28, 2007, Toro filed a current report on Form 8-K that disclosed that it would be restating previously issued financial statements due to reporting errors (the “Reporting Errors”) primarily arising with respect to the accounting for deferred compensation plans (the “Restatement”). Copies of this Form 8-K and related press release have been provided to the Lenders. Pursuant to the request of Toro and subject to the terms and conditions set forth herein, the Lenders, pursuant to Amendment, hereby waive all Defaults, if any, existing under the Credit Agreement due to the Restatement or the Reporting Errors, including any that may have resulted under Section 6.01 thereof from the past delivery of financial statements to the Lenders containing such Reporting Errors. Additionally, each Lender hereby approves and consents to the satisfaction of the condition precedent in Section 4.02(a) of the Credit Agreement with respect to the representation and warranty in Section 5.05 of the Credit Agreement after giving effect to the Restatement. The waiver and approval set forth in this Waiver Letter is limited solely to the effects of the Restatement.

2. Amendments. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) The definitions of the following terms and references thereto are deleted in the following sections of the Credit Agreement:

“Receivables Loan Agreement” in Section 1.01; and

“Toro Receivables Company” in the definition of “Material Subsidiary” and Section 7.08.

(b) Clause (g) of the definition of “Indebtedness” in Section 1.01 is hereby amended by deleting such clause in its entirety and inserting the following in lieu thereof:

(g) the unpaid amount of all Receivables sold by any Borrower for which such Borrower has recourse liability or portion thereof for which such Borrower has recourse liability in cases where such recourse liability is not full; and

(c) The definition of “Receivables Purchase Facility” in Section 1.01 is hereby amended by deleting the definition in its entirety and inserting the following in lieu thereof:

“Receivables Purchase Facility” shall mean any agreement of any Originator, approved by the Administrative Agent (such approval not to be unreasonably withheld), providing for sales, transfers or conveyances of Receivables of such Originator purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Receivables (or against any of such seller’s Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

(d) Section 7.02(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) dispositions by any Originator of Receivables pursuant to Receivables Purchase Facilities provided that the outstanding unpaid amount of all such Receivables so sold in the aggregate shall not at any time exceed $125,000,000 and such Receivables Purchase Facilities may be established only at a time when Toro has a Debt Rating by S&P of BBB- or better or by Moody’s of Baa3 or better;

(e) Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.11. Toro and TCC Portion of Sales Revenues. The consolidated total sales revenue of Toro and TCC at the end of each fiscal year shall not be less than 50% of the consolidated total sales revenue of Toro and its Subsidiaries at such time.

(f) Section 8.01(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e)  Cross-Default. (i) Any Borrower or any Material Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace, cure or notice period, if any, specified in the relevant document on the date of such failure and if the effect of such failure, event or condition is to allow the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii)(A) there occurs any termination, liquidation, unwind or similar event or circumstance under any Receivables Purchase Facility other than a voluntary termination by any Borrower or a scheduled termination, as a result of which any purchaser of receivables thereunder has ceased purchasing such Receivables and such purchaser may apply all collections on previously purchased Receivables thereunder to the payment of such purchaser’s interest in such previously purchased Receivables (any such event or circumstance referred to as a “Receivables Purchase Facility Termination”) other than any such Receivables Purchase Facility Termination that arises solely as a result of (i) a down-grading of the credit rating of any bank or financial institution not affiliated with the Borrowers that provides liquidity, credit or other support in connection with such facility; or (ii) breach of a covenant contained in any Receivables Purchase Facility and this Agreement if the Lenders have previously waived compliance with such covenant under the terms of this Agreement with respect to the particular instance of non-compliance giving rise to the breach of such covenant under such Receivables Purchase Facility, it being acknowledged by the Borrowers that no waiver by the Lenders of compliance with the provisions of this Agreement in any particular instance shall constitute a waiver under either this Agreement or any Receivables Purchase Facility of any future non-compliance with such provision and (B) within 60 days after the effective date of such Receivables Purchase Facility Termination, additional financing and/or capitalization of the Borrowers in replacement of such Receivables Purchase Facility, in an amount substantially similar to the amount of the Receivables Purchase Facility and upon such terms as are acceptable to the Required Lenders, shall not be completed and funding thereunder shall not be available to the Borrowers; or

(g) Section 11.17(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

All obligations of Toro and TCC or either one of them under this Agreement and the other Loan Documents to which they are a party, shall be joint and several obligations of Toro and TCC (each of the foregoing, a “Joint Borrower”). Only Toro shall be liable as a guarantor under Article X hereof for the obligations of the Subsidiary Borrowers under Article XI hereof. All obligations of the Subsidiary Borrowers under this Agreement and all of the other Loan Documents shall be several and not joint, the result of which shall be that each Subsidiary Borrower is obligated to repay only those Loans made by the Lenders to such Subsidiary Borrower and interest, fees, expenses and other obligations owing by such Subsidiary Borrower in connection with such Loans.

(h) Section 1(b) of Schedule 2 to Exhibit D of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

Aggregate outstanding unpaid amount of all Receivables sold by any Company pursuant to a Receivables Purchase Facility at any time:

Amount   $__________

Maximum   $125,000,000

3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i) ten (10) original counterparts of this Amendment, duly executed by the Borrowers, the Administrative Agent and the Required Lenders, together with all schedules and exhibits thereto duly completed; and

(ii) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably require.

4. Reaffirmation by each of the Borrowers. Each of the Borrowers hereby consents, acknowledges and agrees to the amendments of the Credit Agreement set forth herein.

5. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Borrowers represents and warrants to the Administrative Agent and the Lenders as follows:

(a) The representations and warranties of (i) the Borrowers contained in Article V (after giving effect to this Amendment) and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) There does not exist any pending or threatened action, suit, investigation or proceeding in any court or before any arbitrator or Government Authority that purports to affect any transaction contemplated under this Agreement or the ability of any Borrower to perform its respective obligations under this Agreement.

(c) There has not occurred since January 11, 2007 any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect or a material adverse change in or a material adverse effect upon the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of Toro and its Subsidiaries taken as a whole; and

(d) No Default or Event of Default has occurred and is continuing.

6. Entire Agreement. This Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth, shall bind any party hereto and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 11.01 of the Credit Agreement.

7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

9. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with the laws of the State of New York.

10. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11.  References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement as amended hereby.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Lenders, and their respective successors, assigns and legal representatives; provided, however, that no Borrower, without the prior consent of the Required Lenders, may assign any rights, powers, duties or obligations hereunder.

13. Expenses. Toro agrees to pay to the Administrative Agent all reasonable out-of-pocket expenses incurred or arising in connection with the negotiation and preparation of this Amendment.

Remainder of page left blank intentionally.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Credit Agreement to be made, executed and delivered by their duly authorized officers or representatives as of the day and year first above written.

THE TORO COMPANY

By: /s/ Thomas J. Larson
Name: Thomas J. Larson
Title: Treasurer

TORO CREDIT COMPANY

By: /s/ Thomas J. Larson
Name: Thomas J. Larson
Title: Secretary-Treasurer

TORO MANUFACTURING COMPANY

By: /s/ Stephen P. Wolfe
Name: Stephen P. Wolfe
Title: President

EXMARK MANUFACTURING COMPANY INCORPORATED

By: /s/ Timothy P. Dordell
Name: Timothy P. Dordell
Title: Vice President & Secretary

TORO INTERNATIONAL COMPANY

By: /s/ Stephen P. Wolfe
Name: Stephen P. Wolfe
Title: Vice President & Treasurer

TOVER OVERSEAS B.V.

By: /s/ Paula M. Graff
Name: Paula M. Graff
Title: Authorized Signatory

TORO FACTORING COMPANY LIMITED

By: /s/ Paula M. Graff
Name: Paula M. Graff
Title: Managing Director

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Charlene Wright-Jones
Name: Charlene Wright-Jones
Title: Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Charles R. Dickerson
Name: Charles R. Dickerson
Title: Managing Director

SUNTRUST BANK, as a Lender and a Co-Syndication Agent

By: /s/ Michael Lapresi
Name: Michael Lapresi
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender and a Co-Syndication Agent

By: /s/ Michael J. Staloch
Name: Michael J. Stoloch
Title: Senior Vice President

HARRIS TRUST AND SAVINGS BANK, as a Lender and a Co-Documentation Agent

By: /s/ Philip Langheim
Name: Philip Langheim
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and a
Co-Documentation Agent

By: /s/ Allison S. Gelfman
Name: Allison S. Gelfman
Title: Vice President

THE BANK OF NEW YORK, as a Lender

By: /s/ Walter C. Parelli
Name: Walter C. Parelli
Title: Vice President